MM 539-8                                                 Page 1 of 3

Mailing Address:              Princor Financial      Registered Representative's
Des Moines, IA 50392-0200     Services Corporation   Agreement


--------------------------------------------------------------------------------
This Registered  Representatives  Agreement ("Agreement") by and between Princor
Financial         Services          Corporation          ("Princor")         and
__________________________________________, registered representative ("RR"), of the City of__________________ State of __________, for the sale of registered products is effective on the _____ day of ___________, 20 , and is subject to
the            following             terms            and            conditions.
================================================================================

Definitions
--------------------------------------------------------------------------------
a "Application" means application or order for the purchase of registered products.
b "Commissions" mean payments made pursuant to the commission schedules for registered products that are in effect at the time of sale. Those commission schedules are incorporated into this Agreement by reference.
c "Registered products" means investment company shares underwritten by us, investment company shares and units sold through us, limited partnership interests, variable life insurance policies, variable annuity contracts, and such other security products that we are or become qualified to sell.
d "We", "us" and "our" mean Princor. The terms "RR", "you" and "your" mean the Registered Representative executing this Agreement.
================================================================================

Relationship
--------------------------------------------------------------------------------
a. To the extent permitted by applicable laws, your relationship with us is that of an independent contractor. Nothing contained herein or elsewhere shall be construed to create an employer/employee relationship.
b. Subject to any applicable regulatory and licensing requirements, you are responsible for developing your own sales prospects and determining when and where you will solicit business.
c. You are not required to spend a certain portion of your time as a registered representative for us. However, you will be expected to solicit new applications if appropriate, to service accounts and maintain any minimum production requirements to prevent termination of this Agreement. .
d. We reserve the right, in our sole discretion, to reject any applications, orders or payments remitted by you and to refund to investors all or any part if a payment made by them.
================================================================================

Duties and Responsibilities
--------------------------------------------------------------------------------
Based upon, and in reliance upon your full and accurate disclosure to all inquiries contained in your Uniform Application for Securities Industry Transfer and Registration, and the accuracy of all other information provided to us, we hereby appoint and authorize you to solicit and remit applications and orders for the purchase of the Registered Products that we have approved for sale, subject to your being appropriately and fully licensed in the jurisdictions where you will conduct your solicitation activities. By entering into this Agreement, you agree to:
a.   Solicit sales of products on our behalf. b. Provide service to our clients.
c. Adhere strictly to the rules of the National Association of Securities Dealers, Inc. (NASD), the rules and regulations of the Securities and Exchange Commission (SEC), and all statutes and regulations of the states and of the United States.
d. Become familiar with and abide by the compliance procedures outlined in the Princor Registered Representative Manual and all other rules, policies and directives concerning sales practices and conduct established by us. Said procedures are incorporated herein by reference and may be amended by us from time to time.
e. Obtain and maintain NASD registration, SEC registration (if applicable), and state licenses appropriate for your activities as a RR or other representative capacity approved by us.
f. Acquire and maintain licenses, bonds and professional liability insurance coverage for every activity you engage in and every product you sell as required by us or by the law. You must provide us with evidence of such and of any changes thereto.
g.   Limit solicitations of applications to the state(s)in which you are licensed.
h. Upon notification from us, pay promptly all registration and state license renewal fees and such other costs as may be directed by us.
i. Immediately upon receipt, forward all applications, orders and all payments to Princor.
j. Upon our demand or termination of this Agreement, return all monies, application forms, client files, manuals, computer hardware and software and other materials or supplies furnished to you by us, or by anyone on our behalf. All such documents and materials are considered the property of Princor.
k. Allow us immediate access to your books and records that pertain to the activities contemplated herein. This right of access by Princor shall survive any termination of this Agreement.
l. Allow us to monitor and print all information that has been placed on an Internet website that belongs to or is associated with you.
================================================================================


Limitations
--------------------------------------------------------------------------------
You may not:
a.   Incur any liability or debt against us or on our behalf.
b.   Make contracts, promise reinstatement of contracts, or attempt to bind us.
c. Allow more time for payment of any amount by a client, applicant, shareholder or other third party.
d. Extend credit to any person or entity in connection with a securities account or borrow money from any client or applicant.
e. Accept payments or deposits from any client, applicant, shareholder or third party except as expressly authorized by us.
f. Initiate legal proceedings in our name or filing a complaint or inquiry with any governmental agency or the NASD in our name.
g. Make any representations concerning applications or products except as contained in the current prospectus and supplementary sales materials or sales literature approved by us.
h. Solicit in any manner in any state for which we have not given you pre-approval to sell.
i. Solicit or sell any security, exempt or otherwise, that we have not given you written, pre-approval to sell.
j. Solicit or sell any other product that we have not given you written, pre-approval to sell.
k. Send applications, or otherwise place orders, directly to a sponsor or issuer other than Princor or its affiliate(s).
     ===========================================================================

Limitation on Investment Advisory Activities
--------------------------------------------------------------------------------
Without our prior consent, you may not:
a. Apply for registration or become registered as an Investment Advisor or Investment Advisor Representative.
b. Call yourself a "financial planner", imply that you provide financial planning services or charge fees for financial planning.
c. Call yourself an "investment advisor", "investment counselor" or any other similar title.
d. Sponsor or engage in any securities related seminars where a fee is charged for attendance or to an attendee.
e. Charge a fee for (1) your time or (2) the creation of any document that is in any way connected with the solicitation and/or sale of a registered product.
f.   Act in any other advisory capacity for any person.
================================================================================

Indebtedness
--------------------------------------------------------------------------------
a. "Indebtedness" means your debt, liability, or debit balance resulting from our reversal of commissions incurred under any contract or agreement you have or have had with us.
b. Indebtedness also means any amount paid by us to settle a complaint or satisfy any judgment entered by any court, administrative agency or arbitrator related to any products sold by you, or to a breach of your duties and responsibilities contained in this Agreement whether or not the liability, settlement or satisfaction of judgment arose after the termination of this Agreement.
c. You agree to be liable hereunder for the payment to us of all Indebtedness. We may setoff any Indebtedness or any amounts you owe our subsidiaries or affiliates, against any amount we owe you.
d.   We will also take actions necessary to collect any Indebtedness you owe us.
e.   This section shall survive any termination of this Agreement.
================================================================================

Confidentiality and Related Obligations
--------------------------------------------------------------------------------
a. You acknowledge that, in the course of performing your duties under this Agreement or otherwise, you may receive or learn information about individuals who have applied for or purchased financial products or financial services from us, including, but not limited to, personal, financial and/or health information ("Confidential Information"). You agree to keep all Confidential Information strictly confidential; and, that you will not use or disclose to any affiliate or third party, either orally or in writing, any Confidential Information for any purpose other than the purpose for which the Confidential Information was provided to you. Without limiting any of the foregoing, you agree to take all precautions that are reasonably necessary to protect the security of the Confidential Information. You agree to restrict access to the Confidential Information to those employees who need to know that information to perform your duties under this Agreement. You further agree that, if requested by us, you will return to us at our address for notices under this Agreement all tangible items containing any Confidential Information, including all copies, abstractions and compilations thereof, without retaining any copies of the items required to be returned, however, this provision does not apply to Confidential Information provided to you by the customer. The obligations of this paragraph extend to your employees, agents, affiliates and contractors, if any, and you shall inform such persons of their obligations hereunder.
b. Upon learning of any unauthorized disclosure or use of any Confidential Information, you shall notify us promptly and cooperate fully with us to protect such Confidential Information.
c. If you believe it is required by law or by a subpoena or court order to disclose any Confidential Information, then you, prior to any disclosure, shall promptly notify us in writing attaching a copy of the subpoena, court order or other demand and shall make all reasonable efforts to allow us an opportunity to seek a protective order or other judicial relief. This provision does not apply to audits and inquiries from state or federal regulatory agencies if you are legally required to provide them with access to your records.
d. In connection with its performance under this Agreement, you agree to comply with all applicable laws, including but not limited to laws protecting the privacy of non-public personal information about individuals.
e. The provisions of this Agreement relating to confidentiality shall survive termination or expiration of this Agreement.
================================================================================

Indemnification
--------------------------------------------------------------------------------
You shall indemnify and hold Princor, its parent and affiliated companies harmless against all losses, claims, damages, liabilities, actions, cost or expenses insofar as such may arise or be attributed to activities unrelated to any action by Princor, or involve non-securities issues arising in disputes unrelated to any action by Princor.
================================================================================

Arbitration
--------------------------------------------------------------------------------
RR and Princor agree to arbitrate any dispute, claim or controversy that may arise between RR and Princor, or a customer, or any other person, that is required to be arbitrated under the statutes, regulations, rules, articles of incorporation, bylaws of the NASD, SEC, federal or state government authority, or other self-regulatory organization. Any arbitration award rendered against RR or Princor may be entered as a judgment in any court of competent jurisdiction.
================================================================================

Commissions
--------------------------------------------------------------------------------
a. We will pay you commissions on commissionable transactions that have been approved and accepted by us in accordance with the Commission schedule in effect at the time of sale.
b.   We may change commission schedules at any time.
c. If you received commissions on payments refunded to investors or Princor is otherwise charged back on commissions it has paid you, you shall repay such commissions to Princor on demand, and Princor is hereby authorized to deduct any unpaid amounts thereof from commissions payable to you or that may become payable to you hereunder. Any amount charged back shall constitute indebtedness under this Agreement.
================================================================================

Prior Contract
--------------------------------------------------------------------------------
This agreement represents the entire agreement between the parties and supersedes all other prior contracts, understandings or agreements, whether written or oral, between you and Princor, except your right to receive commissions pursuant to prior contracts is not affected by this Agreement.
================================================================================

Assignment
--------------------------------------------------------------------------------
a.   This Agreement is not assignable.
b. No commission payable under this Agreement may be transferred, assigned or made payable to anyone other than you without our prior written approval.
================================================================================

Disciplinary Action and Termination
--------------------------------------------------------------------------------
a. Either party may terminate this Agreement at any time upon written notice sent to the last known address of the other party. In such event, the effective date of termination is the date notice was sent.
b. We may censure or fine you, or terminate this Agreement without giving notice to you if we determine that you have committed any fraudulent, dishonest or illegal acts, breached any provision of this Agreement, failed or refused to comply with the rules, regulations and statutes of the federal or state government, SEC, or NASD, or failed or refused to comply with our supervisory procedures or other instructions.
c. You hereby consent and authorize us to provide to or obtain from any governmental authorities having jurisdiction, the NASD, or our affiliated companies any information concerning you which we may require or obtain, including but not limited to any information provided to Princor regarding a customer complaint or obtained by Princor through the exercise of its supervisory responsibilities. You acknowledge that we have certain reporting obligations to the NASD in the event of termination of your affiliation with us and understand such reporting obligations continue after the termination of this Agreement. This provision shall survive termination of this Agreement.
d. If your NASD registration is terminated for any reason, or in the event we terminate your affiliation with us by filing notice to that effect with the NASD, this Agreement will terminate concurrently with such termination or filing of the notice, as the case may be. In such instances, written notice of this Agreement's termination to you is not necessary.
e. If termination occurs after our annual renewal deadline, you will be required to pay any NASD and state renewal fees we have paid. This provision shall survive termination of this Agreement.
================================================================================

Miscellaneous
--------------------------------------------------------------------------------
This Agreement shall be governed by the laws of the State of Iowa.
================================================================================

Signatures
--------------------------------------------------------------------------------
Princor Financial Services Corp.               Registered Representative

X                                              X
-------------------------------------------    ---------------------------------
    Authorized Officer

Date                                           Date
        -----------------------------------           --------------------------